Exhibit (a)(5)

                         GLOBAL/INTERNATIONAL FUND, INC.

                            CERTIFICATE OF CORRECTION

         GLOBAL/INTERNATIONAL FUND, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

         FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Corporation that was filed with and accepted for record by the SDAT on April 6, 2000 (the "Articles Supplementary").

         SECOND: The name of the sole party to the Articles Supplementary was Global/International Fund, Inc.

         THIRD: The Articles Supplementary were filed for record with the SDAT on April 6, 2000.

         FOURTH: As previously filed, the second paragraph of Article FIFTH of the Articles Supplementary stated:

                  Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue one billion, one hundred million shares of capital stock, $0.01 par value per share, two hundred million (200,000,000) shares of authorized capital stock being designated as the "Emerging Markets Income Fund" series, of which one hundred million (100,000,000) shares will be designated as the "Class S Shares" class of the "Emerging Markets Income" Fund series and one hundred million (100,000,000) shares will be designated as the "AARP Shares" class of the "Emerging Markets Income Fund" series; four hundred million (400,000,000) shares of authorized capital stock being designated as the "Global Bond Fund" series, of which three hundred million (300,000,000) shares will be designated as the "Class S Shares" class of the "Global Bond Fund" series and one hundred million (100,000,000) shares will be designated as the "AARP Shares" class of the "Global Bond Fund" series; two hundred million (200,000,000) shares of authorized capital stock being designated as the "Global Fund" series, of which one hundred million (100,000,000) shares will be designated as the "Class S Shares" class of the "Global Fund" series and one hundred million (100,000,000) shares will be designated as the "AARP Shares" class of the "Global Fund" series; and one hundred million (100,000,000) being designated as the "Global Discovery Fund" series, of which forty million (40,000,000) shares will be designated as the "Class A" shares class of the "Global Discovery Fund" series, twenty million (20,000,000) shares will be designated as the "Class B" shares class of the "Global Discovery Fund" series, ten million (10,000,000) shares will be designated as the "Class C" shares class of the "Global Discovery Fund" series, and thirty million (30,000,000) shares will be designated as "Class S" shares or "Scudder Shares" class of the "Global Discovery Fund" series.

         FIFTH: The second paragraph of Article FIFTH of the Articles Supplementary is hereby corrected to state:

                  Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue one billion, one hundred million shares of capital stock, $0.01 par value per share, two hundred million (200,000,000) shares of authorized capital stock being designated as the "Emerging Markets Income Fund" series, of which one hundred million (100,000,000) shares will be designated as the "Class S Shares" class of the "Emerging Markets Income" Fund series and one hundred million (100,000,000) shares will be designated as the "AARP Shares" class of the "Emerging Markets Income Fund" series; four hundred million (400,000,000) shares of authorized capital stock being designated as the "Global Bond Fund" series, of which three hundred million (300,000,000) shares will be designated as the "Class S Shares" class of the "Global Bond Fund" series and one hundred million (100,000,000) shares will be designated as the "AARP Shares" class of the "Global Bond Fund" series; two hundred million (200,000,000) shares of authorized capital stock being designated as the "International Bond Fund" series; two hundred million (200,000,000) shares of authorized capital stock being designated as the "Global Fund" series, of which one hundred million (100,000,000) shares will be designated as the "Class S Shares" class of the "Global Fund" series and one hundred million (100,000,000) shares will be designated as the "AARP Shares" class of the "Global Fund" series; and one hundred million (100,000,000) shares being designated as the "Global Discovery Fund" series, of which forty million (40,000,000) shares will be designated as the "Class A" shares class of the "Global Discovery Fund" series, twenty million (20,000,000) shares will be designated as the "Class B" shares class of the "Global Discovery Fund" series, ten million (10,000,000) shares will be designated as the "Class C" shares class of the "Global Discovery Fund" series, and thirty million (30,000,000) shares will be designated as "Class S" shares or "Scudder Shares" class of the "Global Discovery Fund" series.


                         [signatures begin on next page]



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         IN WITNESS WHEREOF, Global/International Fund, Inc. has caused this
Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 7th day of September, 2000; and its Vice President acknowledges that this Certificate of Correction is the act of Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.


ATTEST:                                     GLOBAL/INTERNATIONAL FUND, INC.


/s/Caroline Pearson                         By: /s/John Millette       (SEAL)
-----------------------------------------       ----------------------
Caroline Pearson,                               John Millette,
Assistant Secretary                             Vice President